EXHIBIT 23. ACCOUNTANTS' CONSENT


Board of Trustees
MID-ATLANTIC REALTY TRUST

  We consent to the incorporation by reference in the registration statement (No. 33-66386) on Form S-3 of our report, dated February 15, 1996 appearing in this annual report on Form 10-K, relating to the consolidated financial statements and schedule of Mid-Atlantic
Realty Trust and subsidiaries and BTR Realty, Inc. and subsidiaries as of December 31, 1995 and 1994 and for the years ended December 31, 1995 and 1994 and for the periods ended December 31, 1993 and September 10, 1993.


                              KPMG Peat Marwick LLP

Baltimore, Maryland
March 28, 1996